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                                                              XTRA Corporation                                    Exhibit 11.1
                                                       Earnings Per Share Calculations
                                                    -------------------------------------
                                           For the Four Quarters Ended September 30, 1994 and 1993
                                               (Thousands of dollars except per share amounts)

                                                                                     Quarter Ended:
1994
                                                          12/31/93         3/31/94         6/30/94         9/30/94         YTD 1994
                                                        ----------      ----------      ----------      ----------       ----------
Net Income                                              $   15,746      $   12,257      $   14,597      $   14,965       $   57,565
                                                        ==========      ==========      ==========      ==========       ==========

Primary EPS
- - - -----------

Primary Shares Outstanding (in thousands):                  17,009          17,015          17,023          17,037           17,021


Primary Earnings Per Share:                             $     0.93      $     0.72      $     0.86      $     0.88       $     3.38
                                                        ==========      ==========      ==========      ==========       ==========


Fully Diluted EPS

Fully Diluted Shares Outstanding (in thousands):            17,013          17,015          17,024          17,041           17,027


Fully Diluted Earnings Per Share:                       $     0.93      $     0.72      $     0.86      $     0.88       $     3.38
                                                        ==========      ==========      ==========      ==========       ==========


                                                                                    Quarter Ended:

                                                          12/31/92         3/31/93         6/30/93         9/30/93         YTD 1993
                                                        ----------      ----------      ----------      ----------       ----------

Net Income                                              $   13,093      $    6,978      $   10,548      $    7,192       $   37,811

Dividends on and accretion of issuance costs
  of Series C Cumulative Redeemable
  Exchangeable Preferred Stock                                (963)           (963)           (963)           (963)          (3,852)
                                                        ----------      ----------      ----------      ----------       ----------

 Net Income before dividends
  on Series B Preferred Stock                           $   12,130      $    6,015      $    9,585      $    6,229       $   33,959

Less: Preferred Stock Dividends - Series B                    (806)              -               -               -             (806)
                                                        ----------      ----------      ----------      ----------       ----------

 Net Income Available to Common Stockholders            $   11,324      $    6,015      $    9,585      $    6,229       $   33,153
                                                        ==========      ==========      ==========      ==========       ==========

Primary EPS
- - - -----------

Primary Shares Outstanding (in thousands):                  11,893          15,467          16,972          17,004           15,329


Primary Earnings Per Share:                             $     0.95      $     0.39      $     0.56      $     0.37       $     2.16
                                                        ==========      ==========      ==========      ==========       ==========

Fully Diluted EPS
- - - -----------------

Fully Diluted Shares Outstanding (in thousands):            15,444          15,472          16,973          17,007           16,242


Fully Diluted Earnings Per Share:                       $     0.79      $     0.39      $     0.56      $     0.37       $     2.09
                                                        ==========      ==========      ==========      ==========       ==========
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